Exhibit 10.22

PROMISSORY NOTE

$4,658,496.00

Effective as of December 27, 2012

FOR VALUE RECEIVED, INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (whether one or more, "Borrower"), hereby promises to pay to the order of BANK OF THE OZARKS (together with its successors and assigns and any subsequent holders of this Promissory Note, the "Lender"), as hereinafter provided, the principal sum of FOUR MILLION SIX HUNDRED FIFTY-EIGHT THOUSAND FOUR HUNDRED NINETY-SIX AND NO/100 DOLLARS ($4,658,496.00) or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.

ARTICLE I

DEFINITIONS

Section 1.1            Definitions. As used in this Promissory Note, the following terms shall have the following meanings:

Account Control Agreement: That certain Blocked Account Control Agreement, dated as of the date hereof, executed by Guarantor and Lender, relating to the Deposit Account.

Additional Costs: As defined in Section 2.11(a) of this Note.

Adjusted LIBOR Rate: The interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) adjusted daily and determined by Lender to be equal to the quotient of (a) the LIBOR Rate adjusted daily divided by (b) one minus the Reserve Requirement as of the relevant date of determination.

Borrower: As identified in the introductory paragraph of this Note.

Business Day: A weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term "days" when used herein shall mean calendar days.

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Change: (i) any change after the date of this Note in the risk-based capital guidelines applicable to Lender or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Note that affects capital adequacy or the amount of capital required or expected to be maintained by Lender or any entity controlling Lender.

Charges: All fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

Collateral: All collateral of Lender secured by the Loan Documents, including the Deposit Account.

Debt: The indebtedness evidenced by this Note.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts or similar laws affecting the rights of creditors.

Default Interest Rate: A rate per annum equal to the Note Rate plus eight percent (8%), but in no event in excess of the Maximum Lawful Rate.

Deposit Account: That certain Account Number 221 000 4723 with Lender, as depository bank, into which Guarantor has deposited an amount equal to or greater than the principal amount of this Note.

Event of Default: As defined in Section 3.1 of this Note.

Guarantor (individually and/or collectively as the context may require): INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation, and any party guaranteeing the repayment of all or any part of the indebtedness evidenced by the Loan Documents, the satisfaction of, or continued compliance with, all or any part of the Obligations, or both.

Guaranty (individually and/or collectively as the context may require): That or those instruments of guaranty now or hereafter in effect from Guarantor to Lender guaranteeing the repayment of all or any part of the indebtedness evidenced by the Loan Documents, the satisfaction of, or continued compliance with, the Obligations or both.

Lender: As identified in the introductory paragraph of this Note.

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LIBOR Rate: The rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) as published in the "Latest" "three month" "London interbank offered rate" in the "Money Rates" section of The Wall Street Journal. Any change in the rate will take effect on the effective date as indicated in The Wall Street Journal. Interest will accrue on any non-Business Day at the rate in effect on the immediately preceding Business Day. In the event The Wall Street Journal ceases to be available to Lender for any reason or ceases to provide such rate listing, then the LIBOR Rate shall mean the London Interbank Offered Rate for the applicable period and amount as quoted by another comparable reference source selected by Lender.

Lien Instrument: The Security Agreement dated as of the date hereof, executed by Guarantor for the benefit of Lender relating to the Collateral. The Debt and the obligations created hereby are secured by, among other things, the Lien Instrument and the other Loan Documents.

Loan Documents: This Note, the Lien Instrument, the Account Control Agreement, the Guaranty and any and all other agreements, documents and instruments now or hereafter executed by Borrower, Guarantor or any other Person or party in connection with the loan evidenced by this Note or in connection with the payment of the Debt and/or the Related Indebtedness or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof or thereof.

Loan Term: The period from the effective date hereof to the Maturity Date.

Maturity Date: That date that is one (1) year from the effective date hereof; subject however, to the right of acceleration as provided in the Loan Documents.

Maximum Lawful Rate: The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Debt and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

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Minimum Rate: The rate of six percent (6.0%) per annum.

Note: This Promissory Note.

Note Rate: The lesser of (a) the Maximum Lawful Rate, or (b) the greater of (i) the Minimum Rate, or (ii) the rate of interest adjusted daily equal to the Adjusted LIBOR Rate plus three and three-quarters percent (3.75%) (i.e., plus 375 basis points).

Obligations: As defined in Section 3.1(b) of this Note.

Outstanding Principal Balance: The amount of principal then advanced and outstanding and payable from Borrower to Lender in accordance with the Note.

Payment Date: The first (1st) day of each and every calendar month during the term of this Note; provided, however, to the extent any Payment Date should fall on a day which is not a Business Day, such Payment Date shall be deemed to be the immediately preceding Business Day.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, association, joint venture, trust or any other association or legal entity, including any public or governmental body, agency or instrumentality, as well as any natural person.

Regulation D: Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

Regulatory Change: As defined in Section 2.11(a) of this Note.

Related Indebtedness: Any and all debt paid or payable by Borrower or Guarantor to Lender pursuant to the Loan Documents or any other communication or writing by or among Borrower, Guarantor and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under this Note.

Reserve Requirement: On any day, that percentage (express as a decimal fraction) which is in effect on such day, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender, including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D with respect to "Eurocurrency Liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency Liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the LIBOR Rate is determined or any category of extensions of credit which includes loans by a non-United States office of Lender to United States residents).

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Section 1.2            Capitalized Terms. Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to each such term in the Loan Documents.

Section 1.3            Additional Definitions. As used herein, the following terms shall have the following meanings: (i) "hereof," "hereby," "hereto," "hereunder," "herewith" and similar terms mean of, by, to, under and with respect to this Note or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with the date of this Note; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) "including" means including, without limitation; and (v) all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

INTEREST RATE AND PAYMENT TERMS

Section 2.1            Interest Rate. Interest on the Outstanding Principal Balance shall accrue and be adjusted daily at the Note Rate. Upon the occurrence and during the continuation of a default in the payment of any principal or interest obligations hereunder, upon the occurrence and during the continuation of any other Event of Default and at all times after maturity of the Debt (by acceleration or otherwise), in addition to any other remedies then available to Lender, the Outstanding Principal Balance shall bear interest at the Default Interest Rate.

Section 2.2            Payment of Principal and Interest.

(a)                All accrued but unpaid interest on the Outstanding Principal Balance shall be due and payable in monthly installments beginning on February 1, 2013, and continuing on each Payment Date thereafter through and including the Maturity Date.

(b)               The outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise.

Section 2.3            Intentionally Deleted.

Section 2.4            Payments. All payments under this Note made to Lender shall be made in immediately available funds at 8201 Preston Road, Suite 700, Dallas, Texas 75225 (or at such other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in

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immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. Central Standard Time or Central Daylight Time, as applicable, at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. Central Standard Time or Central Daylight Time, as applicable, on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the immediately preceding Business Day.

Section 2.5            Computation Period. Except for the computation of the Maximum Lawful Rate which shall be undertaken on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as the case may be, interest on the Debt and/or Related Indebtedness shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.4 hereof.

Section 2.6            Prepayment. Subject to the terms of this Section 2.6, Borrower shall have the right to prepay, at any time and from time to time, without fee, premium or penalty the entire unpaid principal balance of this Note or any portion thereof, but must also pay the amount of the then accrued but unpaid interest on the amount of principal being so prepaid. Any such partial payments of principal shall be applied in an inverse order of maturity to the last maturing installment(s) of principal.

Section 2.7            Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

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Section 2.8            Partial or Incomplete Payments. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

Section 2.9            Late Charge. If any payment is not received in full by Lender within ten (10) days following the date when due, then in addition to interest accruing at the Default Interest Rate on such overdue payment from the date due until paid, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty. If Lender determines that the amount of capital required or expected to be maintained by Lender or any entity controlling Lender, is increased as a result of a Change, then, within fifteen (15) days of demand by Lender, Borrower shall pay to Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital that Lender determines is attributable to this Note or the principal amount outstanding hereunder (after taking into account Lender's policies as to capital adequacy).

Section 2.10        Intentionally Deleted.

Section 2.11        LIBOR Provisions.

(a)                The Borrower shall pay to Lender from time to time such amounts as Lender may determine to be necessary to compensate Lender for any costs incurred by Lender which Lender determines are attributable to its making or maintaining all or any portion of the indebtedness evidenced hereby as bearing an interest rate in reference to the LIBOR Rate, or any reduction in any amount receivable by Lender under this Note in respect of any such indebtedness (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Note in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including Lender under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to Lender under this Note in respect of any such indebtedness (other than taxes imposed on the overall net income of

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Lender by the jurisdiction where the Lender's principal office or applicable lending office is located); or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender; or (3) imposes any other condition affecting this Note (or any of such extensions of credit or liabilities). Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle Lender to compensation pursuant to this Section 2.11(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Lender for purposes of this Section 2.11(a) of the effect of any Regulatory Change on its costs of making or maintaining all or any portion of the indebtedness evidenced hereby as bearing an interest rate in reference to the LIBOR Rate, and of the additional amounts required to compensate Lender in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

(b)               If (i) at any time, Lender determines (which determination shall be conclusive in the absence of manifest error) that any applicable law or regulation or any change therein or the interpretation or application thereof or compliance therewith by Lender (a) prohibits, restricts or makes impossible the charging of interest based on the LIBOR Rate or (b) shall make it unlawful for Lender to make or maintain the indebtedness evidenced by this Note in eurodollars, or (ii) at the time of or prior to the determination of the Note Rate, Lender determines (which determination shall be conclusive in the absence of manifest error) that by reason of circumstances affecting the London interbank market generally, (a) deposits in United States Dollars in the relevant amounts and of the relevant maturity are not available to Lender in the London interbank market, (b) the Note Rate does not adequately and fairly reflect the cost to Lender of making or maintaining the loan, due to changes in administrative costs, fees, tariffs and taxes and other matters outside of Lender's reasonable control, or (c) adequate and fair means do not or will not exist for determining the Note Rate as set forth in this Note, then Lender shall give Borrower prompt notice thereof, and this Note shall bear interest, and continue to bear interest until Lender determines that the applicable circumstance described in the foregoing clauses (i)(a) or (b) or (ii)(a), (b) or (c) no longer pertains, at a comparable rate determined by Lender by reference to a prime rate or other index as Lender may designate.

Section 2.12                       No Revolver Features. It is expressly agreed and understood that this Note does not evidence a revolving facility and that no principal amount prepaid or otherwise paid by Borrower may be reborrowed by Borrower.

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ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

Section 3.1            Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

(a)                Borrower or Guarantor shall fail, refuse or neglect to pay, in full, any installment or part of any amount due under this Note or the other Loan Documents as and when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise; provided, however, that a failure by Borrower to pay a regularly scheduled monthly payment due pursuant to this Note shall not constitute an "Event of Default" hereunder unless such failure continues for at least ten (10) days after the due date thereof;

(b)               Borrower or Guarantor shall fail, refuse or neglect, or cause others to fail, refuse or neglect to comply with, perform and discharge fully and timely any of the covenants, conditions, warranties, representations and other obligations (other than to repay the indebtedness evidenced by this Note) made or undertaken by Borrower, Guarantor or any other party to the Loan Documents to Lender or others as set forth in the Loan Documents (collectively, the "Obligations"), as and when called for; provided, however, that a failure by Borrower to timely satisfy an Obligation shall not constitute an "Event of Default" hereunder if such failure is fully cured by Borrower on or before the expiration of the Cure Period (hereinafter defined). As used herein, the term "Cure Period" means a thirty (30) day period commencing upon Lender's written notice to Borrower of Borrower's failure to satisfy the subject Obligation; provided, however, if (1) the subject failure is, by its nature, not readily susceptible to cure within thirty (30) days, and (2) Borrower commences such cure process within the initial thirty (30) day period and diligently pursues same to completion within one hundred twenty (120) days of the initial failure by Borrower to satisfy the subject Obligation, then such failure shall not constitute an "Event of Default";

(c)                Any representation, warranty or statement made by Borrower, Guarantor or others in, under or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness;

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(d)               Borrower or Guarantor (i) shall execute an assignment for the benefit of creditors or an admission in writing in any insolvency proceeding of Borrower's or Guarantor's inability to pay, or Borrower's or Guarantor's failure to pay, its debts generally as such debts become due; (ii) shall allow the appointment of a receiver, trustee or custodian of Borrower or Guarantor, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; (iii) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; (iv) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending, any of the rights or powers of Lender granted in this Note or in any Loan Document; or (v) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeks the appointment of a receiver, trustee, custodian or liquidator of Borrower or Guarantor, or of any significant part of Borrower's or Guarantor's other property, and (a) Borrower or Guarantor admits, acquiesces in or fails to contest diligently the material allegations thereof, (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower or Guarantor, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days following the date such petition, case, proceeding or other action was filed;

(e)                Borrower or Guarantor shall dissolve, terminate or liquidate or merge with or be consolidated into any other entity; or

(f)                An Event of Default shall occur under any of the Loan Documents.

Section 3.2            Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the Debt and/or the Related Indebtedness (including the outstanding principal balance hereof, including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (ii) to foreclose any liens and security interests securing payment hereof or thereof (including any liens and security interests covering any portion of the Collateral); and (iii) to exercise any of Lender's other rights, powers, recourses and remedies under this Note, under any other Loan Document or at law or in equity, including, without limitations, the right to offset and apply any and all monies in the Deposit Account against amounts due under this Note, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Collateral, at the sole discretion of Lender, (c) may be exercised as often as

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occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Collateral or any portion thereof. Without limiting the provisions of Section 4.18 hereof, if the Debt and/or the Related Indebtedness, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs and expenses of collection, including Lender's attorneys' fees, whether or not any legal action shall be instituted to enforce this Note. This Note is also subject to acceleration as provided in the Lien Instrument.

ARTICLE IV

MISCELLANEOUS

Section 4.1            No Waiver; Amendment. No failure to accelerate the Debt and/or the Related Indebtedness by reason of an Event of Default hereunder, acceptance of a partial or past due payment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the Debt and/or the Related Indebtedness or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any Person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.

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Section 4.2            WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

Section 4.3            Interest Provisions.

(a)                Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Debt and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the Maturity Date and/or the maturity of the Related Indebtedness; or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Debt and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Debt and/or the Related Indebtedness (or, if the Debt and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Debt has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Debt and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Debt and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Debt and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Debt and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Debt and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Debt and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)               Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Debt and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Section 4.4            Use of Funds. Borrower hereby warrants, represents and covenants that (i) the loan evidenced by this Note is made to Borrower solely for the purpose of acquiring or carrying on a business or commercial enterprise; (ii) all proceeds of this Note shall be used only for business and commercial purposes; and (iii) no funds disbursed hereunder shall be used for personal, family, agricultural or household purposes.

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Section 4.5            Further Assurances and Corrections. From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments (including further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents) and perform such further acts and provide such further assurances as may be reasonably necessary, desirable or proper, in Lender's opinion, (a) to carry out more effectively the purposes of this Note and the other Loan Documents and the transactions contemplated hereunder and thereunder, (b) to confirm the rights created under this Note and the other Loan Documents, (c) to protect and further the validity, priority and enforceability of this Note and the other Loan Documents and the liens and security interests created thereby, and (d) to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents; and (iii) pay all costs in connection with any of the foregoing.

Section 4.6            WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 4.7            Governing Law; Submission to Jurisdiction.

(a)                This Note is executed and delivered as an incident to a lending transaction substantially negotiated and consummated in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas; provided, however, to the extent that any such state laws may now or hereafter be preempted by federal law, such federal law shall so govern and be controlling.

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(b)               Borrower, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas; (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any Loan Document brought in the District Court of Dallas County, Texas, or in the United States District Court for the District and Division thereof located in Dallas County, Texas; (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum; and (iv) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. Borrower agrees that service of process upon Borrower may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower's property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Lender's agreement to enter into the agreements and obligations evidenced by the Loan Documents, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section 4.7 are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications or replacements in respect of any and all of the applicable Loan Documents. In connection with any litigation, this Note may be filed as a written consent to a trial by the court.

Section 4.8            Counting of Days. If any time period referenced hereunder ends on a day other than a Business Day, such time period shall be deemed to end on the immediately preceding Business Day.

Section 4.9            Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor. Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Lender has no fiduciary or other special relationship with or duty to Borrower and none is created hereby or may be inferred from any course of dealing, conduct, act or omission of Lender.

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Section 4.10        Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other Persons claiming by, through or under them. The terms "Borrower" and "Lender" as used hereunder shall be deemed to include their respective successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other Persons claiming by, through or under them.

Section 4.11        Joint and Several Liability. If Borrower consists of more than one Person, each shall be jointly and severally liable to perform the obligations of Borrower under this Note.

Section 4.12        Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

Section 4.13        Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections.

Section 4.14        Controlling Agreement. In the event of any conflict between the provisions of this Note and the other Loan Documents, it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 4.15        Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in accordance with the notice provisions of the Lien Instrument.

Section 4.16        Severability. If any provision of this Note or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other Persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

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Section 4.17        Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff against all money, securities and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

Section 4.18        Costs of Collection. If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including reasonable attorneys' fees.

Section 4.19        Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Debt and the Related Indebtedness and that there are no offsets or defenses against full payment of the Debt and the Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

Section 4.20        NO ORAL AGREEMENTS. THIS PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Borrower and Lender.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED to be effective as of the date first written above.

BORROWER: INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation By: /s/ David Z. Lichterman Name: David Z. Lichterman Title: Treasurer/Chief Accounting Officer

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